UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 29, 2016

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		Phone: (720) 420-1290

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 27, 2016, CannaSys, Inc. (the "Company"), and F-Squared Enterprises, LLC, entered into a Share Exchange Agreement to exchange F-Squared's 1,515,000 shares of the Company's common stock for 1,515,000 shares of the Company's Series A Preferred Stock.

ITEM 3.03—MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth in Item 5.03 regarding the Series A Preferred Stock Designation (as defined below) is incorporated by reference in this Item 3.03.

ITEM 5.03—AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
CHANGE IN FISCAL YEAR

On July 29, 2016, the Company filed an Amendment to the Articles of Incorporation Designating Rights, Privileges, and Preferences of Series A Preferred Stock (the "Series A Preferred Stock Designation") with the Nevada Secretary of State respecting 1,515,000 shares of Series A Preferred Stock. The Series A Preferred Stock ranks equal to the Company's common stock respecting the payment of dividends and distribution of assets upon liquidation, dissolution, or winding up.

The Series A Preferred Stock may not be redeemed.

At such time as the Company files an amendment to its articles of incorporation to effect a reverse stock split and increase its authorized shares of the common stock, so that the Company has a sufficient number of authorized and unissued shares of common stock to permit the conversion of all outstanding shares of the Series A Preferred Stock into common stock (the "Recapitalization"), then upon the filing and acceptance of the amendment, all the outstanding shares of Series A Preferred Stock will be immediately and automatically convert into shares of common stock without any notice or action required on the part of the Company or the holder. At the consummation of the mandatory conversion, the holder of Series A Preferred Stock will be entitled to receive common stock at the conversion rate of one share of fully paid and nonassessable common stock for one share of Series A Preferred Stock.

The Series A Preferred Stock shall be voted with the common stock as a single class and shall not be entitled to vote as a separate class, except to the extent that the consent of the holders of the Series A Preferred Stock, voting as a class, is specifically required by the provisions of the corporation laws of the state of Nevada, as now existing or as hereafter amended. Each holder of Series A Preferred Stock shall be entitled to 50 votes for each share of such stock held on all matters submitted to a vote of the stockholders of the Corporation. Whenever holders of Series A Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting in a written consent setting forth the action so taken and signed by the holders of the outstanding shares of Series A Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted. Each share of the Series A Preferred Stock shall entitle the holder thereof to one vote on all matters to be voted on by the holders of the Series A Preferred Stock.

See the Series A Preferred Stock Designation for additional information relating to the payment of dividends, adjustments to conversion rate, and other matters.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 3	Articles of Incorporation and Bylaws
3.03	Amendment to the Articles of Incorporation Designating Rights, Privileges, and Preferences of Series A Preferred Stock	Attached

Item 10	Material Contracts
10.56	Share Exchange Agreement	Attached
_______________________________________

*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.
Registrant

Dated: August 2, 2016	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer